As filed with the Securities and Exchange Commission on June 30, 2017

Registration Nos. 333-206224 and

333-206224-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONEOK Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	93-1120873
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 West Fifth Street

Tulsa, Oklahoma 74103

(918) 588-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen W. Lake

Senior Vice President, General Counsel, and Assistant Secretary

ONEOK Partners GP, L.L.C.

100 West Fifth Street

Tulsa, Oklahoma 74103

(918) 588-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric Grimshaw

Vice President, Associate General

Counsel and Secretary

ONEOK Partners GP, L.L.C.

100 West Fifth Street

Tulsa, Oklahoma 74103

(918) 588-7000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by ONEOK Partners, L.P., a Delaware limited partnership (the “Company”), and ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership (the “Guarantor” and, together the “Registrants”), removes from registration all of the unsold securities registered under the Registration Statement on Form S-3 (File No. 333-198313) filed by the Registrants with the U.S. Securities and Exchange Commission on August 7, 2015 (the “Registration Statement”).

The Registrants are terminating all offerings of their securities pursuant to the Registration Statement. The Registrants, by filing this Post-Effective Amendment, hereby terminate the effectiveness of the Registration Statement and remove from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on June 30, 2017.

ONEOK PARTNERS, L.P.

By:	ONEOK PARTNERS GP, L.L.C. its general partner

By:	/s/ Derek S. Reiners
Name:	Derek S. Reiners
Title:	Senior Vice President, Finance and Treasurer

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By:	ONEOK ILP GP, L.L.C. its general partner

By:	/s/ Derek S. Reiners
Name:	Derek S. Reiners
Title:	Senior Vice President, Finance and Treasurer